                                                                  EXHIBIT 99(M3)


             [UBS INVESTMENT FUNDS CLASS GENERAL DEALER AGREEMENT]

Dear Sirs:

     As the principal underwriter of the UBS Investment Funds class of shares (the "UBS Investment Funds") of certain registered investment companies presently or hereafter managed, advised or administered by Brinson Partners, Inc., shares of which companies are distributed by us at their respective net asset values plus sales charges as applicable and as described in the current prospectuses and statements of additional information for such registered investment companies, pursuant to our Distribution Agreements with such companies (the "Trust"), we invite you to participate as a non-exclusive agent in the distribution of shares of any and all of the UBS Investment Funds upon the following terms and conditions:

1. You are to offer and sell such shares only at the public offering prices which shall be currently in effect, in accordance with the terms of the then current prospectuses and statements of additional information of the UBS Investment Funds subject in each case to the delivery prior to or at the time of such sales of the then current prospectus. You agree to act only as agent in such transactions and nothing in this Agreement shall constitute either of us the agent of the other or shall constitute you or the Trust the agent of the other. In all transactions in these shares between you and us, we are acting as agent for the Trust and not as principal. All orders are subject to acceptance by us, and ultimately the UBS Investment Funds, and become effective only upon confirmation by us. We reserve the right in our sole discretion and the UBS Investment Funds reserve the right in their sole discretion to reject any order. The minimum dollar purchase of shares of the UBS Investment Funds shall be the applicable minimum amounts described in the then current prospectuses and statements of additional information and no order for less than such amounts will be accepted.

2. On each purchase of shares by you from us, the total sales charges and discount to selected dealer, if any, shall be as stated in each UBS Investment Fund's then current prospectus.

     Such sales charges and discount to selected dealers are subject to reductions under a variety of circumstances as described in each UBS Investment Fund's then current prospectus and statement of additional information. To obtain these reductions, we must be notified when the sale takes place which would qualify for the reduced charge.

     There is no sales charge or discount to selected dealers on the reinvestment of any dividends or distributions.

3. All purchases of shares of a UBS Investment Fund made under any cumulative purchase privilege as set forth in a Fund's then current effective Prospectus shall be considered an individual transaction for the purpose of determining the concession from the public offering price to which you are entitled as set forth in paragraph 2 hereof.

4. As an authorized agent to sell shares, you agree to purchase shares of the UBS Investment Funds only through us or from your customers. Purchases through us shall be made only for your own investment purposes or for the purpose of covering purchase orders already received from your customers, and we agree that we will not place orders for the purchase of shares from a UBS Investment Fund except to cover purchase orders already received by us. Purchases from your customers shall be at a price not less than the net asset value quoted by each such UBS Investment Fund at the time of such purchase. Nothing herein contained shall prevent you from selling any shares of a UBS Investment Fund for the account of a record holder to us or to such UBS Investment Fund at the net asset value quoted by us and charging your customer a fair commission for handling the transaction.

5. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

6. You agree to sell shares of the UBS Investment Funds only (a) to your customers at the public offering prices then in effect or (b) to us as agent for the UBS Investment Funds or to each such UBS Investment Fund itself at the redemption price, as described in each UBS Investment Fund's then current effective Prospectus.

7. Settlement shall be made promptly, but in no case later than the time customary for such payments after our acceptance of the order or, if so specified by you, we will make delivery by draft on you, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel the sale or at our option to resell the shares to the applicable UBS Investment Fund, at the then prevailing net asset value in which latter case you agree to be responsible for any loss resulting to such UBS Investment Fund or to us from your failure to make payment as aforesaid.

8. If any shares sold to you under the terms of this Agreement are repurchased by a UBS Investment Fund or by us as agent, or for the account of that UBS Investment Fund or are tendered to that UBS Investment Fund for purchase at liquidating value under the terms of the Agreement and Declaration of Trust or other document governing such UBS Investment Fund within seven (7) business days after the date of confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of the concession allowed to you on the original sale and we agree to pay such amount to the UBS Investment Fund when received by us. We shall notify you of such repurchase within ten (10) days of the effective date of such repurchase.

9. All sales will be subject to receipt of shares by us from the UBS Investment Funds. We reserve the right in our discretion without notice to you to suspend sales or withdraw the offering of shares entirely, or to modify or cancel this Agreement. We will notify you promptly when we become aware that the UBS Investment Funds have suspended sales or withdrawn their offering of shares.

10. From time to time during the term of this Agreement we may make payments to you pursuant to one or more of the distribution and/or service plans adopted by certain of the UBS Investment Funds pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") in consideration of your furnishing distribution and/or shareholder services hereunder with respect to each such Fund (each, a "Plan," together, the "Plans"). We have no obligation to make any such payments and you hereby waive any such payments until we receive monies therefor from the Fund. Any such payments made pursuant to this Section 10 shall be subject to the following terms and conditions:

     (a) Any such payments shall be based on the current net asset values of shares of the UBS Investment Funds held in the accounts of your customers or certain customers and the periods for which such shares have been held, as set forth in the Dealer Compensation Schedule attached hereto as Exhibit A, as the same may be amended by us at any time and from time to time by notice thereof to you. Any such payments shall be in addition to the selling concession, if any, allowed to you pursuant to this Agreement. No such fee will be paid to you with respect to shares purchased by you and redeemed by the UBS Investment Funds or by us as agent within seven business days after the dates of confirmation of such purchase.

     (b) The provisions of this Section 10 relate to the Plan adopted by a particular Fund pursuant to Rule 12b-1. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Section 10 shall provide the Fund's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. You agree to provide us with such information as requested from time to time in order for us to fulfill our obligations under this Agreement and under the Plans to provide the Board of Trustees of the UBS Investment Funds with the required information on at least a quarterly basis.

     (c) The provisions of this Section 10 applicable to each UBS Investment Fund shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the Act. The provisions of this Section 10 shall automatically terminate with respect to a particular Plan in the event of the assignment (as defined by the Act) of this Agreement, in the event such Plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this Section 10 may be terminated at any time, without penalty, with respect to any particular Plan by you, by a majority of the Board of Trustees of a UBS Investment Fund who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the particular Plan or in any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of the Trust on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

11. No person is authorized to make any representations concerning the UBS Investment Funds or shares of the UBS Investment Funds except those contained in each UBS Investment Fund's then current effective Prospectus or Statement of Additional Information and any such information as may be released by a UBS Investment Fund as information supplemental to such Prospectus or Statement of Additional Information. In purchasing shares through us you shall rely solely on the representations contained in each UBS Investment Fund's then current effective Prospectus or Statement of Additional Information and supplemental information above-mentioned.

12. Additional copies of each such Prospectus or Statement of Additional Information and any printed information issued as supplemental to each such Prospectus or Statement of Additional Information will be supplied by us to you in reasonable quantities upon request.

13. We, our affiliates and the Trust shall not be liable for any loss, expense, damages, costs or other claim arising out of any redemption or exchange pursuant to telephone instructions from any person or our refusal to execute such instructions for any reason.

14. All communications to us shall be sent to us at Funds Distributor Inc., 60 State Street, Suite 1300, Boston, MA 02109. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the National Association of Securities Dealers, Inc.

15. This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise, or by us otherwise than by operation of law.

16. By accepting this Agreement, you represent that you are registered as a broker-dealer under the Securities Exchange Act of 1934, are qualified to act as a dealer in the states or other jurisdictions where you transact business, and are a member in good standing of the National Association of Securities Dealers, Inc., and you agree that you will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. You further agree to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Rules of Fair Practice of the National Association of Securities Dealers, Inc., and that you will not offer or sell shares of the UBS Investment Funds in any state or jurisdiction where they may not lawfully be offered and/or sold.

     If you are offering and selling shares of the UBS Investment Funds in jurisdictions outside the several states, territories, and possessions of the United States and are not otherwise required to be registered, qualified, or a member of the National Association of Securities Dealers, Inc., as set forth above you, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the

     Rules of Fair Practice of the National Association of Securities Dealers, Inc. You agree to indemnify and hold the UBS Investment Funds, their investment advisor, and us harmless from loss or damage resulting from any failure on your part to comply with applicable laws.

17. You agree to maintain records of all sales of shares made through you and to furnish us with copies of each record on request.

18. This Agreement and all amendments to this Agreement shall take effect with respect to and on the date of any orders placed by you after the date set forth below or, as applicable, after the date of the notice of amendment sent to you by the undersigned. Any amendment to this Agreement may be made unilaterally by us upon written notification to you.

19. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and shall be binding upon both Parties hereto when signed and accepted by you in the space provided below.



FOR FUNDS DISTRIBUTOR INC.:


________________________________                  ______________________________
     By:                                                   Date



For:
--------------------------------------------------------------------------------


________________________________________________________________________________
     Address of Principal Office


_______________________       _________________________    _____________________
         City                           State                     Zip Code



BY:                           ITS:
-----------------------       -------------------------    ---------------------
  Authorized Signature               Title                        Date


__________________________
      Print Name

                              UBS INVESTMENT FUNDS
                           SELECTED DEALER AGREEMENT


                          DEALER COMPENSATION SCHEDULE

                                   Exhibit A


As compensation for the sales of shares of the series of the UBS Investment Funds (individually a "Series" and collectively, the "series"), and as compensation for ongoing shareholder servicing and distribution functions, __________________________ (the "Dealer") will receive the following fees based upon the aggregate dollar amount of shares of the Series sold, held in the accounts of Dealer's customers and not redeemed:

          .25% for $0-5 million
          .40% for $5-20 million
          .45% for over $20 million

The above fees will be paid quarterly from the date of original sales of shares until Dealer is no longer named the broker of record. To the extent that the compensation listed above exceeds any individual Series' 12b-1 fee (which varies among the Series and are listed in the attached Exhibit B), UBS AG will pay the difference.

It is understood that the above compensation arrangement may be amended or discontinued at any time at the discretion of Funds Distributor, Inc.

                           UBS INVESTMENT FUNDS CLASS
                           SELECTED DEALER AGREEMENT
                             SCHEDULE OF 12B-1 FEES

                                   EXHIBIT B


==========================================================================================================
      SERIES                    DISTRIBUTION FEE              SERVICE FEE               TOTAL 12B-1 FEES
----------------------------------------------------------------------------------------------------------
Global Fund                             0.40%                       0.25%                       0.65%
----------------------------------------------------------------------------------------------------------
Global Equity Fund                      0.51%                       0.25%                       0.76%
----------------------------------------------------------------------------------------------------------
Global Bond Fund                        0.24%                       0.25%                       0.49%
----------------------------------------------------------------------------------------------------------
U.S. Balanced Fund                      0.25%                       0.25%                       0.50%
----------------------------------------------------------------------------------------------------------
U.S. Equity Fund                        0.27%                       0.25%                       0.52%
----------------------------------------------------------------------------------------------------------
U.S. Bond Fund                          0.22%                       0.25%                       0.47%
----------------------------------------------------------------------------------------------------------
Non-U.S. Equity Fund                    0.59%                       0.25%                       0.84%
----------------------------------------------------------------------------------------------------------
U.S. Large Capitalization               0.27%                       0.25%                       0.52%
 Equity Fund
==========================================================================================================


Approved:  May 19, 1997
Amended:  November 24, 1997

                           UBS INVESTMENT FUNDS CLASS
                           SELECTED DEALER AGREEMENT
                             SCHEDULE OF 12B-1 FEES

                                   EXHIBIT B


==========================================================================================================
            SERIES                 DISTRIBUTION FEE            SERVICE FEE               TOTAL 12B-1 FEES
----------------------------------------------------------------------------------------------------------
Global Fund                              0.40%                       0.25%                       0.65%
----------------------------------------------------------------------------------------------------------
Global Equity Fund                       0.51%                       0.25%                       0.76%
----------------------------------------------------------------------------------------------------------
Global Bond Fund                         0.24%                       0.25%                       0.49%
----------------------------------------------------------------------------------------------------------
U.S. Balanced Fund                       0.25%                       0.25%                       0.50%
----------------------------------------------------------------------------------------------------------
U.S. Equity Fund                         0.27%                       0.25%                       0.52%
----------------------------------------------------------------------------------------------------------
U.S. Bond Fund                           0.22%                       0.25%                       0.47%
----------------------------------------------------------------------------------------------------------
Global (ex-U.S.) Equity Fund             0.59%                       0.25%                       0.84%
----------------------------------------------------------------------------------------------------------
U.S. Large Capitalization                0.27%                       0.25%                       0.52%
 Equity Fund
----------------------------------------------------------------------------------------------------------
U.S. Large Capitalization                0.52%                       0.25%                       0.77%
 Growth Fund
----------------------------------------------------------------------------------------------------------
U.S. Small Capitalization                0.52%                       0.25%                       0.77%
 Growth  Fund
----------------------------------------------------------------------------------------------------------
High Yield Bond Fund                     0.60%                       0.25%                       0.85%
----------------------------------------------------------------------------------------------------------
Emerging Markets Equity Fund             0.60%                       0.25%                       0.85%
----------------------------------------------------------------------------------------------------------
Emerging Markets Debt Fund               0.50%                       0.25%                       0.75%
==========================================================================================================


Approved:  May 19, 1997
Amended:  November 24, 1997 and December 10, 1998

                       [UBS SELECTED SELLING AGREEMENT]

Dear Sirs:

     As the principal underwriter of the UBS Investment Funds class of shares ("the UBS Investment Funds") of certain registered investment companies presently or hereafter managed, advised or administered by Brinson Partners, Inc., shares of which companies are distributed by us at their respective net asset values plus sales charges as applicable and as described in the current prospectuses and statements of additional information for such registered investment companies, pursuant to our Distribution Agreements with such companies (the "Trust"), we invite you, a "bank" (as such term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to participate as a non-exclusive agent in the distribution of shares of any and all of the UBS Investment Funds upon the following terms and conditions:

1. You are to offer and sell such shares only at the public offering prices which shall be currently in effect, in accordance with the terms of the then current prospectuses and statements of additional information of the UBS Investment Funds subject in each case to the delivery prior to or at the time of such sales of the then current prospectus. You agree to act only as agent in such transactions and nothing in this Agreement shall constitute either of us the agent of the other or shall constitute you or the Trust the agent of the other. In all transactions in these shares between you and us, we are acting as agent for the Trust and not as principal. All orders are subject to acceptance by us, and ultimately the UBS Investment Funds, and become effective only upon confirmation by us. We reserve the right in our sole discretion and the UBS Investment Funds reserve the right in their sole discretion to reject any order. The minimum dollar purchase of shares of the UBS Investment Funds shall be the applicable minimum amounts described in the then current prospectuses and statements of additional information and no order for less than such amounts will be accepted.

2. On each purchase of shares by you from us, the total sales charges and discount to selected dealer, if any, shall be as stated in each UBS Investment Fund's then current prospectus and statement of additional information.

     Such sales charges and discount to selected dealers are subject to reductions under a variety of circumstances as described in each UBS Investment Fund's then current prospectus and statement of additional information. To obtain these reductions, we must be notified when the sale takes place which would qualify for the reduced charge.

     There is no sales charge or discount to selected dealers on the reinvestment of any dividends or distributions.

3. All purchases of shares of a UBS Investment Fund made under any cumulative purchase privilege as set forth in a Fund's then current effective Prospectus shall be considered an individual transaction for the purpose of determining the concession from the public offering price to which you are entitled as set forth in paragraph 2 hereof.

4. As an authorized agent to sell shares, you agree to purchase shares of the UBS Investment Funds only through us or from your customers. Purchases through us shall be made only for your own investment purposes or for the purpose of covering purchase orders already received from your customers, and we agree that we will not place orders for the purchase of shares from a UBS Investment Fund except to cover purchase orders already received by us. Purchases from your customers shall be at a price not less than the net asset value quoted by each such UBS Investment Fund at the time of such purchase. Nothing herein contained shall prevent you from selling any shares of a UBS Investment Fund for the account of a record holder to us or to such UBS Investment Fund at the net asset value quoted by us and charging your customer a fair commission for handling the transaction.

5. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

6. You agree to sell shares of the UBS Investment Funds only (a) to your customers at the public offering prices then in effect or (b) to us as agent for the UBS Investment Funds or to each such UBS Investment Fund itself at the redemption price, as described in each UBS Investment Fund's then current effective Prospectus.

7. Settlement shall be made promptly, but in no case later than the time customary for such payments after our acceptance of the order or, if so specified by you, we will make delivery by draft on you, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel the sale or at our option to resell the shares to the applicable UBS Investment Fund, at the then prevailing net asset value in which latter case you agree to be responsible for any loss resulting to such UBS Investment Fund or to us from your failure to make payment as aforesaid.

8. If any shares sold to you under the terms of this Agreement are repurchased by a UBS Investment Fund or by us as agent, or for the account of that UBS Investment Fund or are tendered to that UBS Investment Fund for purchase at liquidating value under the terms of the Agreement and Declaration of Trust or other document governing such UBS Investment Fund within seven (7) business days after the date of confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of the concession allowed to you on the original sale and we agree to pay such amount to the UBS Investment Fund when received by us. We shall notify you of such repurchase within ten (10) days of the effective date of such repurchase.

9. All sales will be subject to receipt of shares by us from the UBS Investment Funds. We reserve the right in our discretion without notice to you to suspend sales or withdraw the offering of shares entirely, or to modify or cancel this Agreement. We will notify you promptly when we become aware that the UBS Investment Funds have suspended sales or withdrawn their offering of shares.

10. From time to time during the term of this Agreement we may make payments to you pursuant to one or more of the distribution and/or service plans adopted by certain of The

     UBS Investment Funds pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act") in consideration of your furnishing distribution and/or shareholder services hereunder with respect to each such Fund (each, a "Plan," together, the "Plans"). We have no obligation to make any such payments and you hereby waive any such payments until we receive monies therefor from the Fund. Any such payments made pursuant to this Section 10 shall be subject to the following terms and conditions:

     (a) Any such payments shall be based on the current net asset values of shares of the UBS Investment Funds held in the accounts of your customers or certain customers and the periods for which such shares have been held, as set forth in the Compensation Schedule attached hereto as Exhibit A, as the same may be amended by us at any time and from time to time by notice thereof to you. Any such payments shall be in addition to the selling concession, if any, allowed to you pursuant to this Agreement. No such fee will be paid to you with respect to shares purchased by you and redeemed by the UBS Investment Funds or by us as agent within seven business days after the dates of confirmation of such purchase.

     (b) The provisions of this Section 10 relate to the Plan adopted by a particular Fund pursuant to Rule 12b-1. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Section 10 shall provide the Fund's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. You agree to provide us with such information as requested from time to time in order for us to fulfill our obligations under this Agreement and under the Plans to provide the Board of Trustees of the UBS Investment Funds with the required information on at least a quarterly basis.

     (c) The provisions of this Section 10 applicable to each UBS Investment Fund shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the Act. The provisions of this Section 10 shall automatically terminate with respect to a particular Plan in the event of the assignment (as defined by the Act) of this Agreement, in the event such Plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this Section 10 may be terminated at any time, without penalty, with respect to any particular Plan by you, by a majority of the Board of Trustees of a UBS Investment Fund who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the particular Plan or in any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of the Trust on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

11. No person is authorized to make any representations concerning the UBS Investment Funds or shares of the UBS Investment Funds except those contained in each UBS Investment Fund's then current effective Prospectus or Statement of Additional Information and any such information as may be released by a UBS Investment Fund as information supplemental to such Prospectus or Statement of Additional Information. In purchasing shares through us you shall rely solely on the representations contained in each UBS Investment Fund's then current effective Prospectus or Statement of Additional Information and supplemental information above-mentioned. In addition, in making UBS Investment Fund shares available to your customers hereunder, or in providing investment advice regarding such shares to your customers, you shall at all times act in compliance with all applicable Federal laws, and the laws of the States or other jurisdictions concerned, including the Interagency Statement on Retail Sales of Nondeposit Investment Products issued by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, and the Office of Thrift Supervision (February 15, 1994) or any successor interagency requirements as in force at the time such services are provided. You further agree that you will not offer or sell shares of the UBS Investment Funds in any state or jurisdiction where they may not lawfully be offered and/or sold.

12. Additional copies of each such Prospectus or Statement of Additional Information and any printed information issued as supplemental to each such Prospectus or Statement of Additional Information will be supplied by us to you in reasonable quantities upon request.

13. We, our affiliates and the Trust shall not be liable for any loss, expense, damages, costs or other claim arising out of any redemption or exchange pursuant to telephone instructions from any person or our refusal to execute such instructions for any reason.

14. All communications to us shall be sent to us at Funds Distributor Inc., 60 State Street, Suite 1300, Boston, MA 02109. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the National Association of Securities Dealers, Inc.

15. This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise, or by us otherwise than by operation of law.

16.  You hereby represent that:  (a) you are a "bank" as such term is defined in
     Section 3(a)(6) of the Exchange Act; (b) you are a duly organized and validly existing "bank" in good standing under the laws of the jurisdiction in which you were organized; (c) all authorizations (if any) required for your lawful execution of this Agreement and your performance hereunder have been obtained; and (d) upon execution and delivery by us, and assuming due and valid execution and delivery by us, this Agreement will constitute a valid and binding agreement, enforceable against you in accordance with its terms. You agree to give written notice to us promptly in the event that you shall cease to be a "bank" as such term is defined in Section 3(a)(6) of the Exchange Act. In such event, this Agreement shall be automatically terminated upon written notice.

     If you are offering and selling shares of the UBS Investment Funds in jurisdictions outside the several states, territories, and possessions of the United States and are not otherwise required to be registered, qualified, or a member of the National Association of Securities Dealers, Inc., as set forth above you, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. You agree to indemnify and hold the UBS Investment Funds, their investment advisor, and us harmless from loss or damage resulting from any failure on your part to comply with applicable laws.

17. You agree to maintain records of all sales of shares made through you and to furnish us with copies of each record on request.

18. This Agreement and all amendments to this Agreement shall take effect with respect to and on the date of any orders placed by you after the date set forth below or, as applicable, after the date of the notice of amendment sent to you by the undersigned. Any amendment to this Agreement may be made unilaterally by us upon written notification to you.

19. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and shall be binding upon both Parties hereto when signed and accepted by you in the space provided below.

FOR FUNDS DISTRIBUTOR INC.:

___________________________                   __________________________
     By:                                                 Date


FOR UBS AG:
------------------------------------------------------------------------


________________________________________________________________________
     Address of Principal Office


________________________________________________________________________
     City                           State               Zip Code


BY:                            ITS:
-------------------------      ----------------------------   __________
  Authorized Signature                 Title                      Date


_______________________
     Print Name

                             UBS INVESTMENT FUNDS
                          SELECTED SELLING AGREEMENT

                             COMPENSATION SCHEDULE

                                   EXHIBIT A


As compensation for the sales of shares of the series of the UBS Investment Funds (individually a "Series" and collectively, the "Series"), and as compensation for ongoing shareholder servicing and distribution functions, UBS AG (the "Bank") will receive .25% of the aggregate dollar amount of shares of the Series held in the accounts of Bank's customers and not redeemed. In addition, as compensation for distribution services, the Bank will be entitled to receive the following fees based upon the amount of shares of the Series held in the accounts of the Bank's customers and not redeemed, or such lesser amount as may be determined from time to time by the Board of Trustees of the Trust:

               Global Fund                              0.65%
               Global Equity Fund                       0.76%
               Global Bond Fund                         0.49%
               U.S. Balanced Fund                       0.50%
               U.S. Equity Fund                         0.52%
               U.S. Bond Fund                           0.47%
               Non-U.S. Equity Fund                     0.84%
               U.S. Large Capitalization Equity Fund    0.52%

Such fees will be paid quarterly from the date of original sales of shares until the Bank is no longer named the broker of record.

It is understood that the above compensation arrangement may be amended or discontinued at any time at the discretion of Funds Distributor, Inc.

                             UBS INVESTMENT FUNDS
                          SELECTED SELLING AGREEMENT

                             COMPENSATION SCHEDULE

                                   EXHIBIT A


As compensation for the sales of shares of the series of the UBS Investment Funds (individually a "Series" and collectively, the "Series"), and as compensation for ongoing shareholder servicing and distribution functions, UBS AG (the "Bank") will receive .25% of the aggregate dollar amount of shares of the Series held in the accounts of Bank's customers and not redeemed. In addition, as compensation for distribution services, the Bank will be entitled to receive the following fees based upon the amount of shares of the Series held in the accounts of the Bank's customers and not redeemed, or such lesser amount as may be determined from time to time by the Board of Trustees of the Trust:

               Global Fund                              0.65%
               Global Equity Fund                       0.76%
               Global Bond Fund                         0.49%
               U.S. Balanced Fund                       0.50%
               U.S. Equity Fund                         0.52%
               Bond Fund                                0.47%
               Global (ex-U.S.) Equity Fund             0.84%
               U.S. Large Capitalization Equity Fund    0.52%
               U.S. Large Capitalization Growth Fund    0.77%
               U.S. Small Capitalization Growth Fund    0.77%
               High Yield Bond Fund                     0.85%
               Emerging Markets Equity Fund             0.85%
               Emerging Markets Debt Fund               0.75%

Such fees will be paid quarterly from the date of original sales of shares until the Bank is no longer named the broker of record.

It is understood that the above compensation arrangement may be amended or discontinued at any time at the discretion of Funds Distributor, Inc.